Arthur Andersen LLP
Suite 2500
133 Peachtree Street NE
Atlanta, Georgia 30303

January 12, 2001


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


Dear Sir:

We have read Item 4 included in the Form 8-K dated December 29, 2000 of USCI, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

Arthur Andersen LLP



Copy to:
Tim Powers, Chief Financial Officer, USCI, Inc.